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                                                                     EXHIBIT 8.1

                                 August 11, 2003


Capital Auto Receivables, Inc.
Corporation Trust Center
1209 Orange Street
Wilmington, Delaware 19801

         Re:      Federal Income Tax Consequences

Ladies and Gentlemen:

                  We are issuing this opinion letter in our capacity as special counsel to Capital Auto Receivables, Inc. (the "Seller") and General Motors Acceptance Corporation ("GMAC") in connection with the issuance of $150,000,000 aggregate principal amount of Class A-1a 1.77% Asset Backed Notes (the "Class A-1a Notes"), $980,000,000 aggregate principal amount of Class A-1b Floating Rate Asset Backed Notes (the "Class A-1b Notes" and, together with the Class A-1a Notes, the "Class A-1 Notes"), $125,000,000 aggregate principal amount of Class A-2a 2.35% Asset Backed Notes (the "Class A-2a Notes"), $525,000,000 aggregate principal amount of Class A-2b Floating Rate Asset Backed Notes (the "Class A-2b Notes" and, together with the Class A-2a Notes, the "Class A-2 Notes"), $350,000,000 aggregate principal amount of Class A-3a 2.96% Asset Backed Notes (the "Class A-3a Notes"), $470,000,000 aggregate principal amount of Class A-3b Floating Rate Asset Backed Notes (the "Class A-3b Notes" and, together with the Class A-3a Notes, the "Class A-3 Notes"), $150,500,000 aggregate principal amount of Class A-4a 3.40% Asset Backed Notes, (the "Class A-4a Notes"), $105,000,000 aggregate principal amount of Class A-4b Floating Rate Asset Backed Notes (the "Class A-4b Notes" and, together with the Class A-4a Notes the "Class A-4 Notes"; the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, and the Class A-4 Notes referred to collectively herein as the "Notes") by Capital Auto Receivables Asset Trust 2003-3 (the "Trust"), pursuant to an Indenture (the "Indenture"), between the Trust and Bank One, National Association, as Indenture Trustee (the "Indenture Trustee") and $88,331,568.24 initial certificate balance of Asset Backed Certificates (the "Certificates") by the Trust, pursuant to a Trust Agreement (the "Original Trust Agreement"), dated as of July 29, 2003, to be amended and restated as of the Issuance Date (the "Trust Agreement"), between the Seller and Deutsche Bank Trust Company Delaware, as Owner Trustee (the "Owner Trustee").

         The Trust intends to issue the Notes and the Certificates on or about August 14, 2003 (the "Issuance Date"). In arriving at the opinions expressed below, among other things, we have examined and relied, to the extent we deem proper, on the following documents:

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Capital Auto Receivables, Inc.
August 11, 2003
Page 2

                  (i) a copy of the registration statement filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Act"), on Amendment No. 1 to Form S-3 (File No. 333-105077) on May 16, 2003 with respect to asset-backed notes and certificates, including the Notes and the Certificates, to be issued and sold in series from time to time, in the form in which it became effective, including the exhibits thereto;

                  (ii) a copy of a form of prospectus supplement relating to the Notes substantially in the form to be filed with the Commission pursuant to Rules 424(b)(5) and 424(c) under the Act (the "Prospectus Supplement") and the prospectus, dated August 5, 2003, relating thereto (the "Base Prospectus" and, together with the Prospectus Supplement, the "Prospectus");

                  (iii) a form of offering memorandum relating to the Certificates intended to be exempt from the registration requirements of the Act;

                  (iv) the Original Trust Agreement and a form of the Trust Agreement;

                  (v) a form of the Trust Sale and Servicing Agreement, among the Seller, GMAC, as Servicer, and the Trust (the "Trust Sale and Servicing Agreement");

                  (vi) a form of the Indenture;

                  (vii) a form of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), between GMAC and the Seller; and

                  (viii) such other documents as we have deemed necessary for the expression of the opinions contained herein (collectively, the documents described in clauses (iii) through (vii) are referred to herein as the "Transaction Documents").

         In arriving at the opinion expressed below, we have examined and relied, to the extent we deemed proper, on the Transaction Documents. In our examination, we have assumed that the Transaction Documents will be executed in the form submitted to us on or before the Issuance Date, and we have assumed the enforceability of all Transaction Documents. We have also assumed, without independent verification, that the facts and representations and warranties in the documents upon which we relied are true and correct, and that the transactions contemplated by such documents will be consummated strictly in accordance with their terms.


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Capital Auto Receivables, Inc.
August 11, 2003
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         In rendering our opinion, we have also considered and relied upon the
Internal Revenue Code of 1986, as amended (the "Code"), administrative rulings, judicial decisions, regulations, and such other authorities (including Treasury regulations) as we have deemed appropriate, all as in effect on the date hereof and all of which are subject to change or different interpretation. However, we will not seek a tax ruling from the Internal Revenue Service (the "IRS") with respect to any of the matters discussed herein. Moreover, the statutory provisions, regulations, interpretations and other authorities upon which our opinion is based are subject to change, and such changes could apply retroactively. In addition, there can be no assurance that positions contrary to those stated in our opinion will not be taken by the IRS. Our opinion is in no way binding on the IRS or any court, and it is possible that the IRS or a court could, when presented with these facts, reach a different conclusion. We express no opinion herein as to any laws other than federal law of the United States of America. In rendering such opinions, we have assumed that the Trust will be operated in accordance with the terms of the Trust Agreement, the Trust Sale and Servicing Agreement, the Pooling and Servicing Agreement and the Indenture.

         Based on and subject to the foregoing, we are of the opinion that under the existing tax laws of the United States of America, although no transaction closely comparable to those contemplated herein has been the subject of any Treasury regulation, revenue ruling, or judicial decision, for United States federal income tax purposes:

                  (i) the statements in the Base Prospectus under the caption "Federal Income Tax Consequences" and in the Prospectus Supplement under the caption "Federal Income Tax Consequences," to the extent that they constitute matters of law or legal conclusions, have been prepared or reviewed by us and are correct in all material respects;

                  (ii) the Notes will be characterized as indebtedness; and

                  (iii) the Trust will not be taxable as an association or publicly traded partnership taxable as a corporation, but instead will be classified as a partnership.

         Except for the opinions expressed above, we express no opinion as to any other tax consequences of the transaction to any party under federal, state, local, or foreign laws. In addition, we express no opinion as to the laws of any jurisdiction other than the federal laws of the United States of America to the extent specifically referred to herein. This letter is limited to the specific issues addressed herein and the opinions rendered above are limited in all respects to laws and facts existing on the date hereof. By rendering these opinions, we do not undertake to advise you with respect to any other matter or of any change in such laws or facts or in the



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Capital Auto Receivables, Inc.
August 11, 2003
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interpretations of such laws which may occur after the date hereof or as to any future action that may become necessary to maintain the character of the Notes as indebtedness or the Trust as a partnership for federal income tax purposes.

         We hereby consent to the filing of this opinion with Form 8-K in connection with the sale of the Notes and the Certificates and to the reference to our firm in the Base Prospectus under the captions "Federal Income Tax Consequences" and "Legal Opinions" and in the Prospectus Supplement under the captions "Tax Status," in the Summary, and "Federal Income Tax Consequences." In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                          Very truly yours,



                                                          KIRKLAND & ELLIS LLP